Exhibit 99.1

Chanticleer Holdings Has Received Over $6,400,000 in Subscriptions; Set to Close Better

Burger Concept BGR: The Burger Joint; Announces Extension of Rights Offering

Expiration Date to 5:00 PM EDT on Monday, March 16, 2015

CHARLOTTE, NC – Monday, March 16, 2015 - Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer Holdings” or the "Company"), owner and operator of multiple restaurant brands internationally and domestically, announced that its previously announced rights offering subscription period has been extended one day to 5:00 PM EDT, today, Monday, March 16, 2015.

“We are extremely pleased with the initial success of the rights offering which has provided us with the capital to close the acquisition of BGR: The Burger Joint, a better burger concept well-known in the Maryland/Washington, D.C./Virginia area, immediately adding twenty locations to the portfolio and over eighty franchise locations under development. The Company also anticipates closing the acquisition of the other better-burger concept currently under letter of intent. After the close of the subscription period, we were notified that certain shareholder orders were still pending and we are extending the rights offering to 5:00 p.m. EDT today to accommodate those shareholders,” said Mike Pruitt, CEO of Chanticleer Holdings, Inc.

Chanticleer Holdings has thus far received over $6,400,000 in subscriptions for over 3,200,000 shares of Common stock. Right Holders who fully exercise their basic subscription rights may oversubscribe for additional shares of common stock (subject to the availability and pro rata allocation) for all remaining unsubscribed rights. The non-transferable subscription rights entitle all holders to purchase one share of common stock per each basic subscription right at an exercise price of $2.00 per share and over-subscription rights to subscribe for all rights that remain unsubscribed. The number of shares subscribed for is subject to reduction as a result of “Tax Attribute Considerations” as described in the prospectus. The non-transferable subscription rights may not be sold. The basic subscription rights and over-subscription rights may only be exercised during the subscription period. See calendar below:

Monday, March 16, 2015 Rights Offering Subscription Period Extension Expires @ 5:00 PM ET

Requests for copies of the prospectus or questions from shareholders relating to the rights offering may be directed to the information agent for the rights offering, as follows:

Rights Information Agent:

Okapi Partners LLC
437 Madison Avenue, 28th Floor
New York, NY 10022

Phone 212.297.0720 or 877.869.0171

hotr@okapipartners.com

The rights offering is being made only by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Company’s prospectus and SEC filings may be found by clicking on the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001106838&owner=exclude&count=40&hidefilings=0

The Company has entered into a dealer manager and placement agent agreement for the rights offering with Source Capital Group, Inc.

About Source Capital Group, Inc.

The Investment Banking Group at Source Capital offers a wealth of Wall Street experience through its seasoned professionals to the underserved small cap company sector and start-up companies as well. They have successfully funded both public and private companies. Source Capital Group offers equity and debt financing to help further the growth of companies that are often overlooked by the larger investment banking firms. Structured finance vehicles have also been used to achieve the needs of larger companies, while creating specific advantages that enhance their balance sheets. Source Capital Group began as an independent firm specializing in small to medium-sized investment banking transactions. Since 1992, it has grown into a full-service financial institution, while adhering to the highest standards of quality and integrity.

About Chanticleer Holdings, Inc

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. Chanticleer Holdings is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co. and owns a majority interest in Just Fresh restaurants in the U.S. Chanticleer Holdings expects to acquire BGR: The Burger Joint with proceeds from the Rights Offering.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

Google+: https://plus.google.com/u/1/b/118048474114244335161/118048474114244335161/posts

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact Information:

Chanticleer Holdings, Inc.
Investor Relations
Phone 704.366.5122
ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com